For     the    fiscal    year    ended:    9/30/99
Series 2
File number: 811-7343
                         SUB-ITEM 77-0

                           EXHIBITS

          Transactions Effected Pursuant  to  Rule
10f-3

I.

1.   Name of Issuer
     Fox Entertainment Group, Inc.

2.   Date of Purchase
       11/10/98

3.   Number of Securities Purchased
       38,300

4.   Dollar Amount of Purchase
       $861,750

5.   Price Per Unit
       $22.5

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Merrill Lynch & Co.

7.   Other members of the Underwriting Syndicate:

     Merrill Lynch, Pierce, Fenner & Smith Inc.
     Allen & Company Inc.
     J.   P. Morgan Securities Inc.
     Salomon Smith Barney Inc.
     Lehman Brothers, Inc.
     Donaldson, Luftkin & Jenrette Securities
     Bear, Sterns & Co., Inc.
     Legg Mason Wood Walker, Inc.
     Morgan Stanley & Co., Inc.
     Goldman Sachs & Co.
     Salomon Brothers, Inc.
     Smith Barney, Inc.
     BT Alex, Brown Incorporated
     A.G. Edwards & Sons, Inc.
     Lazard Freres & Co. LLC
     PaineWebber Incorporated
     The Robinson-Humphrey Company, Inc.


     Prudential Securities Incorporated
     Interstate/Johnson Lane Corp.
     NationsBanc Montgomery Securities
     ABN AMRO
     Credit Lyonnais USA
     Credit Suisse First Boston
     ING Barings Furman Selz
     Schroder & Co.
     TD Securities USA
     Warburg Dillon Read
     Wasserstein Perella Securities
     Sanford C. Bernstein & Co.
     Blaylock & Partners
     Chatsworth Securities
     Crowell, Weedon & Co.
     Dain Rauscher
     Doley Securities
     Gerard Klauer Mattison & Co.
     Guzman & Company
     Janney Montgomery Scott
     May, Davis Group
     Neuberger Berman
     Pryor, McClendon, Counts & Co.
     Raymond James & Associates
     Sands Brothers & Co.
     Tucker Anthony
     Utendahl Capital Partners
     Wheat First Securities













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